Exhibit 3.1

Consent of Independent Auditors

The Board of Directors

Ceres Global Ag Corp.

We consent to the use of our report included in this post-effective amendment no. 2 to the Registration Statement on Form F-7 and to the reference to our firm under the heading “Interests of Experts” in the prospectus.

Winnipeg, Canada
November 11, 2014